Exhibit 99.01

News

Media Contact:	Terri Cohilas 404-506-5333 or 1-866-506-5333 media@southerncompany.com www.southerncompany.com

Investor Relations Contact:

Glen Kundert
404-506-5135
gakunder2@southernco.com

July 26, 2007

Southern Company’s strong second quarter earnings

boosted by customer growth, economy

ATLANTA – Southern Company reported second quarter earnings of $429.2 million, or 57 cents per share. The earnings compared with $385.2 million, or 52 cents a share, in the second quarter of 2006.

For the six months ended June 30, Southern Company’s earnings were $767.8 million, or $1.02 a share, compared with $646.8 million, or 87 cents a share, for the same period a year ago.

Excluding the impact of synthetic fuel investments, second quarter earnings were 55 cents a share, compared with 52 cents a share in the second quarter of 2006, and earnings for the first six months of 2007 were 97 cents a share, compared with 87 cents a share for the same period in 2006.

Positive earnings drivers in the second quarter include customer growth, economic expansion and state regulatory actions. The positive drivers were offset in part by higher operations and maintenance expenses, higher interest expense, asset depreciation primarily associated with increased investment in environmental equipment, and lower margins from commercial and industrial market-based rates.

The number of customers served by Southern Company grew 1.6 percent in the past year. The company’s customer growth is a reflection of the economy in the Southeast, which continues to attract new residents and businesses. The unemployment rate in the Southeast is currently at 4.1 percent compared with the nation’s 4.6 percent. Personal income growth for the first six months of 2007 is 4.4 percent in the Southeast compared with 3.9 percent in the nation.

Chairman, President and CEO David M. Ratcliffe said the company remains focused on meeting its goals and the challenges that come with growth in the Southeast. “Our commitment to deliver long-term shareholder value and customer satisfaction remains strong,” Ratcliffe said. “We continue to focus on meeting the growing electricity needs of our region and providing our customers with reliable, affordable energy and outstanding service.”

Total revenues for the second quarter were $3.77 billion compared with $3.59 billion in the second quarter of 2006, a 5.0 percent increase. For the first six months of the year, revenues totaled $7.18 billion, compared with $6.65 billion in the same period a year ago, an increase of 7.9 percent.

In the second quarter, kilowatt-hour sales to retail customers in Southern Company’s four-state service area increased 0.3 percent compared with sales during the 2006 second quarter. Residential electricity use increased 0.4 percent. Commercial sales increased 1.7 percent and industrial sales declined 1.0 percent. Year-to-date, kilowatt-hour sales to retail customers increased 1.8 percent compared with sales during the same period in 2006. Residential electricity use increased 3.3 percent. Commercial sales increased 3.3 percent and industrial sales declined 1.0 percent.

Total sales of electricity to Southern Company’s customers in the Southeast, including wholesale sales, increased 1.2 percent compared with the second quarter last year. Year-to-date, total sales of electricity increased 3.8 percent compared with the same period in 2006.

In conjunction with this earnings announcement, Southern Company has posted on its Web site a package of detailed financial information on its second quarter performance. These materials are available at 7:30 a.m. EDT July 26 at www.southerncompany.com.

Southern Company’s financial analysts’ call will be at 1 p.m. EDT July 26, at which time Ratcliffe and Chief Financial Officer Thomas A. Fanning will discuss earnings and earnings guidance as well as provide a general business update. Investors, media and the public may listen to a live webcast of the call at www.southerncompany.com. A replay of the webcast will be available at the site for 12 months.

With 4.3 million customers and more than 42,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast, one of America’s fastest-growing regions. A leading U.S. producer of electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are significantly below the national average. Southern Company has been listed the top ranking U.S. electric service provider in customer satisfaction for eight consecutive years by the American Customer Satisfaction Index (ACSI). Visit our Web site at www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements: Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning results of operations, customer and economic growth and Southern Company’s strategies. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be re alized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2006, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries, including the pending EPA civil actions against certain Southern Company subsidiaries, FERC matters, IRS audits and Mirant-related matters; the effects, extent and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy and population and business growth (and declines); available sources and costs of fuels; ability to control costs; investment performance of Southern Company’s employee benefit plans; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and storm restoration cost recovery; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; fluctuations in the level of oil prices; the level of production by the synthetic fuel operations at Carbontronics Synfuels Investors LP and Alabama Fuel Products LLC for fiscal year 2007; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due; the ability to obtain new short- and long-term contracts with neighboring utilities; the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, floods, hurricanes, pandemic health events such as an avian influenza or other similar occurrences; the direct or indirect effects on Southern Company’s business resulting from incidents similar to the August 2003 power outage in the Northeast; and the effect of accounting pronouncements issued periodically by standard-setting bodies. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward-looking information.

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